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                                                                    EXHIBIT 99.2


                            MAGNAVISION CORPORATION






                          AGREEMENT AND PLAN OF MERGER






                               September 12, 2000



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                               TABLE OF CONTENTS

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SECTION ONE..................................................................................1
     1.  The Merger..........................................................................1
         1.1     The Merger..................................................................1
         1.2     Closing; Effective Time.....................................................1
         1.3     Effect of the Merger........................................................2
         1.4     Certificate of Incorporation; Bylaws........................................2
         1.5     Directors and Officers......................................................2
         1.6     Effect on Capital Stock.....................................................2
         1.7     Surrender of Certificates...................................................7
         1.8     No Further Ownership Rights in Target Capital Stock.........................8
         1.9     Taking of Necessary Action; Further Action..................................8
         1.10    Withholding.................................................................9
         1.11    Lost, Stolen or Destroyed Certificates......................................9

SECTION TWO..................................................................................9
     2.  Representations and Warranties of Target............................................9
         2.1     Organization Standing and Power; Subsidiaries...............................9
         2.2     Certificate of Incorporation and Bylaws....................................10
         2.3     Capital Structure..........................................................10
         2.4     Authority..................................................................11
         2.5     No Conflicts; Required Filings and Consents................................11
         2.6     SEC Filings; Financial Statements..........................................12
         2.7     Absence of Undisclosed Liabilities.........................................13
         2.8     Absence of Certain Changes.................................................13
         2.9     Litigation.................................................................15
         2.10    Restrictions on Business Activities........................................15
         2.12    Permits; Regulation........................................................19
         2.13    Title to Property..........................................................20
         2.14    Intellectual Property......................................................20
         2.15    Environmental Matters......................................................22
         2.16    Taxes......................................................................23
         2.17    Employee Benefit Plans.....................................................25
         2.18    Certain Agreements Affected by the Merger..................................27
         2.19    Employee Matters...........................................................28
         2.20    Material Contracts.........................................................28
         2.21    Interested Party Transactions..............................................30
         2.22    Insurance..................................................................30
         2.23    Compliance With Laws.......................................................30
         2.24    Minute Books...............................................................30
         2.25    Complete Copies of Materials...............................................31
         2.26    Brokers' and Finders' Fees.................................................31

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         2.27    Vote Required; Irrevocable Written Consents................................31
         2.28    Board Approval.............................................................31
         2.29    Third Party Consents.......................................................31
         2.30    Recommendation of Financial Advisors.......................................31
         2.31    Representations Complete...................................................32

SECTION THREE...............................................................................32
     3.  Representations and Warranties of Acquiror and Merger Sub..........................32
         3.1     Organization, Standing and Power...........................................32
         3.2     Authority..................................................................32
         3.3     No Conflict; Required Filings and Consents.................................32
         3.4     Litigation.................................................................33
         3.5     Broker's and Finders' Fees.................................................33
         3.6     Financing..................................................................33

SECTION FOUR................................................................................33
     4.  Conduct Prior to the Effective Time................................................33
         4.1     Conduct of Business of Target and Acquiror.................................33
         4.2     No Solicitation............................................................36

SECTION FIVE................................................................................37
     5.  Additional Agreements..............................................................37
         5.1     Best Efforts and Further Assurances........................................37
         5.2     Consents; Cooperation......................................................37
         5.3     Access to Information......................................................38
         5.4     Confidentiality............................................................38
         5.5     Public Disclosure..........................................................39
         5.6     FIRPTA.....................................................................39
         5.7     State Statutes.............................................................39
         5.8     Action by Written Consent of Stockholders..................................39
         5.9     [Intentionally Omitted]....................................................40
         5.10    Insurance..................................................................40
         5.11    Tax Matters................................................................40
         5.12    Board Recommendation.......................................................40
         5.13    Target Actions Prior to Closing............................................41

SECTION SIX.................................................................................41
     6.  Conditions to the Merger...........................................................41
         6.1     Conditions to Obligations of Each Party to Effect the Merger...............41
         6.2     Additional Conditions to Obligations of Target.............................42
         6.3     Additional Conditions to the Obligations of Acquiror and Merger Sub........43

SECTION SEVEN...............................................................................46
     7.  Termination, Amendment and Waiver..................................................46
         7.1     Termination................................................................46
         7.2     Effect of Termination......................................................47
         7.3     Expenses and Termination Fees..............................................47

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         7.4     Amendment..................................................................47
         7.5     Extension; Waiver..........................................................47

SECTION EIGHT...............................................................................48
     8.  Indemnification....................................................................48
         8.1     Survival of Representations and Warranties.................................48
         8.2     Indemnification............................................................48
         8.3     Offset Against Promissory Notes............................................48
         8.4     Damages Threshold..........................................................49
         8.5     Indemnification Period and Procedure.......................................49
         8.6     Representative of the Stockholders; Power of Attorney......................50
         8.7     Adjustment to Holdback.....................................................50
         8.8     Resolution of Conflicts; Arbitration.......................................50

SECTION NINE................................................................................51
     9.  General Provisions.................................................................51
         9.1     Notices....................................................................51
         9.2     Interpretation.............................................................52
         9.3     Counterparts...............................................................52
         9.4     Entire Agreement; Nonassignability; Parties in Interest....................52
         9.5     Severability...............................................................52
         9.6     Remedies Cumulative; Specific Performance..................................53
         9.7     Governing Law..............................................................53
         9.8     Rules of Construction......................................................53
         9.9     Amendments and Waivers.....................................................53

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                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of September 12, 2000, by and among IPWireless, Inc., a Delaware corporation ("Acquiror"), Blue Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Acquiror and Magnavision Corporation, a Delaware corporation ("Target").

                                    RECITALS
                                    --------

         A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the merger of Merger Sub with and into Target (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Upon consummation of the Merger, among other things, the Merger Sub will cease to exist, Target will become a wholly owned subsidiary of Acquiror, and the outstanding shares of capital stock of Target (the "Target Capital Stock") shall be converted into the right to receive cash and/or promissory notes in the amounts set forth herein.

         C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

                                   AGREEMENT
                                   ---------

         The parties hereby agree as follows:

                                  SECTION ONE

         1.       The Merger.
                  ----------

                  1.1      The Merger At the Effective Time (as defined in
Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation of the Merger. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  1.2 Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable, and in no event later than five (5) business days after the satisfaction or waiver of each of the conditions set forth in Section 6 below or at such other time as the parties agree (the date on which the Closing occurs shall be the "Closing Date"). In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the later of the time of such filing or such time as established by the Certificate of Merger shall be the "Effective Time"). The Closing shall take place at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California, or at such other location as the parties agree.

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                  1.3      Effect of the Merger. At the Effective Time, the
effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. At the Effective Time, all the property, rights, privileges, powers and franchises of Target and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.4      Certificate of Incorporation; Bylaws.
                           ------------------------------------

                           (a)      At the Effective Time, the Certificate of
Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

                           (b)      At the Effective time, the Bylaws of Merger
Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

                  1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  1.6      Effect on Capital Stock.

                           (a)      Definitions. For purposes of this Agreement:
                                    -----------

                                    (i)      Merger Consideration. The "Merger
Consideration" shall be equal to the sum of the (1) Cash Consideration plus (2) Note Consideration, and shall consist of cash and Notes (as defined below) to be issued to the holders of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants as provided in this Section 1.6.

                                             (1)      The "Cash Consideration"
shall equal $17,200,000 provided, however, that the Cash Consideration is subject to increase to the extent, and upon the terms and conditions, set forth in the Restructuring Agreement attached hereto as Exhibit B. The Cash Consideration shall be increased to the extent Current Assets exceed Total Liabilities and shall be reduced to the extent Total Liabilities exceed Current Assets as measured at the Closing as set forth below. In addition, if and to the extent that after the Closing the Target shall receive sums from the escrow fund established in connection with the Asset Sale (as defined in Section 2.8(j)) and/or the total amount required to pay for all damages and expenses as a result of the litigation disclosed in Schedule 2.9 shall be less than the amount set forth in the Closing Balance Sheet for such litigation, then the amounts remaining in the escrow fund for the Asset Sale and


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any amounts set forth on the balance sheet for damages and expenses related to the litigation described in Schedule 2.9 and not used for such purpose, provided that such litigation is settled or finally resolved no later than six (6) months after the Closing Date, shall constitute additional Cash Consideration for purposes of this Agreement and then the Acquiror shall promptly make available to the Exchange Agent such additional Cash Consideration and the Exchange Agent shall promptly thereafter pay to the holders of Target Common Stock, Target Options and Target Warrants such additional Cash Consideration pro rata based on the formula set forth in Exhibit C attached hereto. Furthermore, the sum of $100,000 shall be set aside at Closing out of the Cash Consideration to pay for the operations of, and any professional advisors retained by, the Committee described in Section 8 hereof, with any amounts remaining to be released to the Exchange Agent for disbursement to the holders of Target Common Stock, Target Options and Target Warrants if, as and when, in the judgment of the Committee, the existence of the Committee is no longer required.

                                             (2)      The "Note Consideration"
shall equal $4,300,000 and shall be paid (in lieu of receiving an equivalent amount of Cash Consideration) to those stockholders whose aggregate holdings immediately prior to the Effective Time, together with their Affiliates, of Target Common Stock, Target Options and Target Warrants (as measured on an as converted to common stock basis) exceed 1.00% of the outstanding shares of common stock of Target as of the applicable record date (as measured on an as converted to common stock basis ) (the "Major Stockholders") by issuance to each Major Stockholder of a Secured Subordinated Promissory Note and Pledge Agreement in the form attached as Exhibit D to this Agreement (the "Note"). The principal amount of each Note to be issued to a Major Stockholder shall be determined in accordance with Section 1.6(b) below. The Note Consideration is subject to increase to the extent, and upon the terms and conditions, set forth in the Restructuring Agreement.

                                             (3)      The "Current Assets" shall
be equal to the current assets of Target as of the Closing Date as measured under United States generally accepted accounting principles ("GAAP") and as set forth on the Target's "Closing Balance Sheet" (as defined below) and shall not include any amounts set aside in the escrow fund in connection with the Asset Sale.

                                             (4)      The "Total Liabilities"
shall be equal to the sum of all current and long term liabilities of Target as of the Closing Date as measured under GAAP, and all other liabilities and obligations otherwise attributable to events or transactions arising on or before the Closing Date which would appear as a liability on a balance sheet of Target as of the Closing Date (including without limitation all costs and expenses incurred by the Target related to the transactions contemplated by this Agreement, any payments pursuant to the Restructuring Agreement required to be reflected as a liability pursuant to the Restructuring Agreement and the "Transaction Taxes" (as defined below)). Any capital expenses or related costs to be incurred by Target (i) in connection with work to be completed for the Archdiocese of New York for the conversion of analog channels to digital channels, (ii) in order to enable the Archdiocese of New York to provide all of it's broadcasting over one channel in each station leased to Target, (iii) for any payments for wireless links, and (iv) for encoding, transmission and reception of the Archdiocese's Instructional Television programming, including without limitation any payments disclosed in the Disclosure Schedule, shall also be included as liabilities in calculating Total Liabilities.


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                                    (ii)     Amounts Per Share. The respective
portions of Cash Consideration and/or Note Consideration payable to the holders of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants (in the case of (x) Major Stockholders and (y) all other Target stockholders) shall be as set forth on Exhibit C attached hereto. Notwithstanding anything to the contrary in this Agreement, in no event shall the total consideration paid to the holders of outstanding shares of capital stock of Target in the Merger exceed the Merger Consideration.

                                    (iii)    Closing Balance Sheet. Target shall
deliver to Acquiror no later than ten (10) business days prior to the Closing Date a balance sheet as of a date within ten (10) business days prior to the Closing Date (the "Preliminary Closing Balance Sheet"). On or prior to the Closing Date, Target shall update the Closing Balance Sheet as of the Closing Date to reflect any changes between the date of the Preliminary Closing Balance Sheet and the Closing Date (the "Closing Balance Sheet"). The Preliminary Closing Balance Sheet and the Closing Balance Sheet shall be prepared in accordance with GAAP and consistent with the method of preparation of the Target Balance Sheet (as provided for in Section 2.7). All fees of Target related to the transactions contemplated by this Agreement, including without limitation any accounting, legal, financial advisory (including without limitation, any fees payable to Daniels and Associates), finders or brokers or similar fees, severance payments to employees of the Target and an amount equal to Target's estimate of the "Transaction Taxes" (as defined below) shall be reflected in the Preliminary Closing Balance Sheet and the Closing Balance Sheet as accrued to the extent not paid. If the Acquiror gives notice of its objection to the Preliminary Closing Balance Sheet within five (5) business days of receipt of the Preliminary Closing Balance Sheet, then at Acquiror's option, the Closing shall not occur until any unresolved issues are resolved as set forth below. If Acquiror does not give the Target notice of its objection to the Preliminary Closing Balance Sheet within five (5) business days after receipt of the Preliminary Balance Sheet, then the amounts for Current Assets and Total Liabilities set forth in the Preliminary Closing Balance Sheet shall be used in computing the Merger Consideration, subject to adjustment to reflect any changes between the date of the Preliminary Closing Balance Sheet and the Closing Balance Sheet which are not objected to by Acquiror within five (5) business days following the Closing. If Acquiror does not give Target notice of its objection to the adjustments made for changes between the Preliminary Closing Balance Sheet and Closing Balance Sheet within five (5) business days after receipt of the Closing Balance Sheet (whether before or after the Closing) then the amounts for Current Assets and Total Liabilities set forth in the Closing Balance Sheet shall be used in computing the Merger Consideration. If Acquiror gives timely notice of its objection to the Closing Balance Sheet, then the Closing shall occur and any unresolved issues shall be resolved as set forth below. The parties agree to discuss in good faith any issues in dispute with respect to the Preliminary Closing Balance Sheet or the Closing Balance Sheet. If the parties are unable to resolve the issues within five (5) business days after Acquiror gives notice of its objection to Target, the issues in dispute will be submitted to binding arbitration determined by an independent auditor to be agreed upon between the Acquiror and Target (the "Auditor"). If issues in dispute are submitted to the Auditor for resolution, (i) each party will furnish to the Auditor such work papers and other documents and information relating to the disputed issues as the Auditor may


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request and are available to that party, and will be afforded the opportunity to present to the Auditor any material relating to the determination and to discuss the determination with the Auditor, and (ii) the determination by the Auditor, as set forth in a notice delivered to both parties by the Auditor, will be binding and conclusive on the parties. Each party shall bear fifty percent of the fees of the Auditor for the resolution of any disputes.

                                    (iv)     Transaction Taxes. The "Transaction
Taxes" shall mean all income, franchise, sales, use, transfer, gross receipts and other taxes incurred or to be incurred by Target or any Subsidiary as a result of the Asset Sale, or any of the other transactions contemplated by this Agreement, taking into account any deductions that may be available to Target or such Subsidiary in accordance with Section 5.11 to reduce income or gain giving rise to Transaction Taxes (including future tax benefits resulting from the exercise or cancellation of Target Options and Warrants in an amount not to exceed $293,082). Target shall provide Acquiror with Target's calculation of the Transaction Taxes at the times it provides to Acquiror the Preliminary Closing Balance Sheet and Closing Balance Sheet together with sufficient supporting information to permit Acquiror to determine the basis for such calculation. In the event that Acquiror disagrees with such calculation, such disagreement shall be resolved in accordance with 1.6(a)(iii).

                           (b)      Subject to Sections 1.6(b)(v), 1.8 and 1.11
below, by virtue of the Merger and without any action on the part of Merger Sub, Target or any of their respective stockholders, the following shall occur at the Effective Time:

                                    (i)      Conversion of Target Capital Stock.
All of the issued and outstanding shares of Common Stock, par value $0.08 per share, of Target (the "Target Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b)(ii) and shares, if any, held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Section 262 of Delaware Law ("Dissenting Shares")) shall be converted into the right to receive an amount of cash and/or (in the case of the Major Stockholders) promissory notes equal to the amount set forth on Exhibit C attached hereto. All of the issued and outstanding shares of Preferred Stock, par value $1.00 per share, of Target (the "Target Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b)(ii) and Dissenting Shares) shall be converted into the right to receive an amount of cash equal to the amount set forth on Exhibit C attached hereto, which amount as finally determined on the Closing Date, shall include all accrued and unpaid dividends as of the Closing Date. All shares of Target Common Stock and Target Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Target Common Stock or Target Preferred Stock shall cease to have any rights with respect thereto, except the right to receive a pro rata portion of the Merger Consideration therefor upon the surrender of such certificate in accordance with
Section 1.7, without interest. The allocation of the Merger Consideration among each holder of Target Common Stock, Target Preferred Stock, Target Warrants, and Target Options based upon the capitalization of Target as of the date of this Agreement is set forth on Exhibit C attached hereto. An updated version of Exhibit C reflecting, among other things, the capitalization of Target on the Closing Date shall be delivered by Target to Acquiror on the Closing Date. If,

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on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Target capital stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination or shall have been increased or decreased, then the amounts set forth on Exhibit C shall be correspondingly adjusted.

                                    (ii)     Cancellation of Target Common and
Target Preferred Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Common Stock and Target Preferred Stock that are owned by Target as treasury stock, each share of Target Common Stock and Target Preferred Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                                    (iii)    Target Options and Warrants.
                                             ---------------------------

                                             (1)      Target Options. Effective
immediately prior to the Effective Time and contingent upon consummation of the Merger, all outstanding options to purchase Target Common Stock (the "Target Options") that are exercisable but have not been exercised (the "Unexercised Options") shall automatically be converted into the right to receive that portion of the Merger Consideration as provided below and shall be cancelled by virtue of the Merger without any action on the part of the holder thereof. That portion of the Merger Consideration to be received with respect to each Unexercised Option shall be equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration payable per share of Target Common Stock pursuant to this Section 1.6 over the applicable exercise price per share for such option by (ii) the number of shares of Common Stock covered by such Unexercised Option that were exercisable immediately prior to the Effective Time (such payment, the "Option Termination Payment") and shall be as set forth in Exhibit C attached hereto. In connection with, and as a condition to, the making of such payment by the Surviving Corporation, each holder of an Unexercised Option shall execute an Option Cancellation Agreement in the form attached hereto as Exhibit E (the "Option Cancellation Agreement") acknowledging the cancellation of such Unexercised Option and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Options.

                                             (2)      Target Warrants. Effective
immediately prior to the Effective Time and contingent upon consummation of the Merger, all outstanding warrants to purchase Target Common Stock (the "Target Warrants") which are not exercised prior to the Effective Time (the "Unexercised Warrant") shall automatically be converted into the right to receive that portion of the Merger Consideration as provided below and shall be cancelled by virtue of the Merger without any action on the part of the holder thereof. That portion of the Merger Consideration to be received with respect to each Unexercised Warrant shall be equal to the product obtained by multiplying (i) the excess, if any, of the Merger Consideration payable per share of Target Common Stock pursuant to this Section 1.6 over the applicable exercise price per share for such warrant by (ii) the number of shares of Common Stock of Target covered by such Unexercised Warrant that were exercisable immediately prior to the Effective Time (such payment, the "Warrant Termination Payment") and shall be as set forth in Exhibit C attached hereto. In connection with, and as a condition to, the making of such payment by the Surviving

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Corporation, each holder of an Unexercised Warrant shall execute an Warrant
Cancellation Agreement in the form attached hereto as Exhibit F (the "Warrant Cancellation Agreement") acknowledging the cancellation of such Unexercised Warrant and the release of the Surviving Corporation from any and all liability or obligation in connection with each of such holder's Target Warrants.

                                    (iv)     Capital Stock of Merger Sub. At the
Effective Time, each share of Common Stock of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                                    (v)      Dissenters' Rights. Any Dissenting
Shares shall not be converted into the right to receive the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after such value shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such holder of certificate or certificates representing shares of Target Capital Stock, the Merger Consideration to which such holder would otherwise be entitled under this
Section 1.6 and the Certificate of Merger.

                  1.7      Surrender of Certificates.
                           -------------------------

                           (a)      Exchange Agent. Continental Stock Transfer
shall act as exchange agent (the "Exchange Agent") in the Merger.

                           (b)      Acquiror to Provide Cash. Promptly after the
Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Section 1, through such reasonable procedures as Acquiror may adopt, sufficient funds in amounts and at times necessary for the payment of the Cash Consideration in the amounts and at the times provided herein. All interest earned on such funds shall be paid to Acquiror.

                           (c)      Exchange Procedures. Promptly after the
Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock or Target Preferred Stock and was converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive that portion of the Merger Consideration as set forth in this Section 1.6. Each Major Stockholder shall as a condition to receiving any of the Note Consideration execute and deliver to the Acquiror the Secured Subordinated Promissory Note and Pledge Agreement in the form attached hereto as Exhibit D.

                           (d)      Additional Cash Consideration. If any
additional Cash Consideration and/or Note Consideration is earned and is payable to the stockholders of Target pursuant to the Restructuring Agreement then the Acquiror shall after such additional Cash Consideration and/or Note Consideration is earned pursuant to the terms of the Restructuring Agreement, make available to the Exchange Agent such additional Cash Consideration and/or Note Consideration and the Exchange Agent shall thereafter pay to the holders of Target Common Stock, Target Options and Target Warrants such additional Cash Consideration and/or Note Consideration in accordance with the formula set forth on Exhibit C, based on, among other things, the total number of Target Common Stock, Target Options and Target Warrants held by such holder and in the case of Target Options and Target Warrants, the exercise price thereof; provided that any additional Note Consideration shall only be payable to the Major Stockholders.

                           (e)      No Liability. Notwithstanding anything to
the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (f)      Dissenting Shares. The provisions of this
Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

                  1.8 No Further Ownership Rights in Target Capital Stock. All cash and Notes in the amount of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock, Target Preferred Stock, Target Options or Target Warrants which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 1.

                  1.9 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target and Merger Sub, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                  1.10 Withholding. Each of the Exchange Agent, Acquiror, and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Target Common Stock, Target Preferred Stock, Target Options and Target Warrants, such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to such payment, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as Acquiror may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

                                  SECTION TWO

         2.       Representations and Warranties of Target.
                  ----------------------------------------

                  In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the Merger or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement.

                  In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of the matter in questions.

                  Except as disclosed in a document dated as of the date of this Agreement and delivered by Target to Acquiror prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Target Disclosure Schedule"), Target and each Subsidiary (as defined below) hereby jointly and severally represents and warrants to Acquiror and Merger Sub as follows:

                  2.1 Organization; Subsidiaries. Each of Target and each subsidiary of Target (each a "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and each Subsidiary has the requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect on Target. Each of Target and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on Target. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary, is set forth in Section 2.1 of the Target Disclosure Schedule. Target is the owner of all outstanding shares of capital stock of each Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary are owned by Target free and clear of all liens, charges, claims, encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating Target or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as set forth in Section 2.1 of the Target Disclosure Schedule, Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity

                  2.2 Certificate of Incorporation and Bylaws. Target has made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target and each Subsidiary, each as amended to date, to Acquiror. Neither Target nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

                  2.3 Capital Structure. The authorized capital stock of Target consists of ten million (10,000,000) shares of Common Stock and ten million (10,000,000) shares of Preferred Stock, of which nine million eight hundred and fifty thousand (9,850,000) shares were designated Series A Preferred Stock and one hundred fifty thousand (150,000) shares were designated Series B Preferred Stock. Of such authorized shares, there were issued and outstanding as of the close of business on June 30, 2000, 1,185,792 shares of Common Stock, 3,643,392 shares of Series A Preferred Stock and 131,889 shares of Series B Preferred Stock. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. All outstanding shares of Target Common Stock were issued in compliance with all applicable federal and state securities laws. As of the close of business on June 30, 2000 Target has reserved 349,986 shares of Common Stock for issuance to employees and consultants pursuant to the Target Stock Option Plan, of which 185,957 shares are subject to outstanding, unexercised options, and no shares are subject to outstanding stock purchase rights. Since June 30, 2000, Target has not issued or granted additional options under the Target Stock Option Plan. As of the close of business on June 30, 2000, there were outstanding warrants to purchase 2,278,290 shares of Common Stock of the Target. Section 2.3 of the Target Disclosure Schedule sets forth the number of outstanding Target Options, Target Warrants and all other rights to acquire shares of Target Common Stock and the applicable exercise prices. Except (i) for the rights created pursuant to this Agreement, (ii) for Target's right to repurchase any unvested shares under the Target Stock Option Plan and (iii) as set forth in this Section 2.3, there are no options, warrants, calls, rights, commitments, agreements or arrangements of any character to which Target or any Subsidiary is a party or by which Target or any Subsidiary is bound relating to the issued or unissued capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or any Subsidiary or obligating Target or any Subsidiary to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, between or among any of Target's stockholders. The terms of the Target Stock Option Plan permit the cancellation of the Target Stock Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

                  2.4 Authority. Target has all requisite corporate power and authority to enter into this Agreement, the Certificate of Merger, the Restructuring Agreement and all other agreements contemplated hereby and thereby (the "Transaction Documents") and to consummate the transactions contemplated hereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target. Target's Board of Directors has unanimously approved the Merger and the Transaction Documents. The Transaction Documents have been duly executed and delivered by Target and assuming due authorization, execution and delivery by Acquiror and Merger Sub, constitute the valid and binding obligation of Target enforceable against Target in accordance with their terms.

                  2.5      No Conflicts; Required Filings and Consents.
                           -------------------------------------------

                           (a)      The execution and delivery of the
Transaction Documents by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target or any of its subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any Subsidiary or any of their properties or assets.

                           (b)      No consent, approval, order or authorization
of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any Subsidiary in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Securities Act of 1933, as amended (the "Securities Act"), applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                  2.6      SEC Filings; Financial Statements.
                           ---------------------------------

                           (a)      Target has filed all forms, reports and
documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and has previously made available to Acquiror, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal years ended December 31, 1999 and December 31, 1998, (ii) its Quarterly Reports on Form 10-Q for the periods ended June 30, 2000, March 31, 2000, September 30, 1999 and June 30, 1999 (iii) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q referred to in clause (ii) above) filed by Target with the SEC on or after January 1, 1995 (the forms, reports and other documents referred to in clauses (i), (ii) and (iii) above being referred to herein, collectively, as the "Target SEC Reports"), and (iv) complete (i.e., unredacted) copies of each exhibit to the Target SEC Reports filed with the SEC. Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date of this Agreement and prior to the Effective Time, (i) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (iii) did not at the time they were filed, or will not at the time they are filed, omit any documents required to be filed as exhibits thereto.

                           (b)      No Subsidiary is required to file any form,
report or other document with the SEC.

                           (c)      Each of the consolidated financial
statements (including, in each case, any notes thereto) contained in the Target SEC Reports, as well as all forms, reports and documents to be filed by Target with the SEC after the date hereof and prior to the Effective Time, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented or will fairly present the consolidated financial position, results of operations and cash flows of Target and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Target). That Target has provided the Acquiror copies of all management letters or special reports by auditors and responses thereto, including without limitation those related to the audit of the financial statements for the year ended December 31, 1999.

                           (d)      Target has previously furnished to Acquiror
complete and correct copies of all amendments and modifications that have not been filed by Target with the SEC to all agreements, documents and other instruments that previously had been filed by Target with the SEC and are currently in effect.

                  2.7 Absence of Undisclosed Liabilities. Neither Target nor any Subsidiary has material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) that would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, other than (i) those set forth or adequately provided for in the Balance Sheet as of June 30, 2000 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the date of the Target Balance Sheet and consistent with past practice, (iv) those incurred in connection with the execution of this Agreement and (v) other liabilities which would not, individually exceed $10,000 or in the aggregate, exceed $50,000.

                  2.8      Absence of Certain Changes. Except as set forth in
Section 2.8 of the Target Disclosure Schedule, since June 30, 2000 ( the "Target Balance Sheet Date") there has not been, occurred or arisen any:

                           (a)      transaction by Target or any Subsidiary
except in the ordinary course of business as conducted on that date and consistent with past practices;

                           (b)      amendments or changes to the Certificate of
Incorporation or Bylaws of Target or charter documents of any Subsidiary;

                           (c)      capital expenditure or commitment by Target
or any Subsidiary, in any individual amount exceeding $25,000, or in the aggregate, exceeding $100,000;

                           (d)      destruction of, damage to, or loss of any
assets (including, without limitation, intangible assets), business or customer of Target or any Subsidiary (whether or not covered by insurance) which would constitute a Material Adverse Effect;

                           (e)      labor trouble or claim of wrongful discharge
or other unlawful labor practice or action;

                           (f)      change in accounting methods or practices
(including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals) by Target or any revaluation by Target of any of its or any of its Subsidiaries' assets;

                           (g)      revaluation by the Company or any Subsidiary
of any of their respective assets;

                           (h)      declaration, setting aside, or payment of a
dividend or other distribution in respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its capital stock, except repurchases of Target Common Stock from terminated Target employees at the original per share purchase price of such shares;

                           (i)      increase in the salary or other compensation
payable or to become payable by Target to any officers, directors, employees or advisors of Target or any Subsidiary, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Target of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.18 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                           (j)      sale, lease, license of other disposition of
any of the assets or properties of Target or any Subsidiary, except in the ordinary course of business and not in excess of $50,000 in the aggregate and except for the sale of certain cable television assets to Lamont Television Systems, Inc. (the "Asset Sale");

                           (k)      termination or material amendment of any
material contract, agreement or license (including any distribution agreement) to which Target or any Subsidiary is a party or by which it is bound;

                           (l)      loan by Target or any Subsidiary to any
person or entity, or guaranty by Target or any Subsidiary of any loan, except for (x) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (y) trade payables not in excess of $50,000 in the aggregate and in the ordinary course of business, consistent with past practices;

                           (m)      waiver or release of any right or claim of
Target or any Subsidiary, including any write-off or other compromise of any account receivable of Target or any Subsidiary, in excess of $50,000 in the aggregate;

                           (n)      the commencement or notice or threat of
commencement of any lawsuit or proceeding against Target or any Subsidiary or any of Target or Subsidiary's officers or directors in their capacities as such or, to Target's knowledge or knowledge of each of its Subsidiaries, investigation of Target or any Subsidiary or their respective affairs;

                           (o)      notice of any claim of ownership by a third
party of Target's or any Subsidiary's Intellectual Property (as defined in Section 2.14 below) or of infringement by Target or any Subsidiary of any third party's Intellectual Property rights;

                           (p)      issuance or sale by Target or any Subsidiary
of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                           (q)      change in pricing or royalties set or
charged by Target or any Subsidiary to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Target or any Subsidiary;

                           (r)      event or condition of any character that has
or could reasonably be expected to have a Material Adverse Effect on the Company; or

                           (s)      agreement by Target, any Subsidiary or any
officer or employee of either on behalf of such entity to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                  2.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any Subsidiary, threatened against Target or any Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary. Neither the Target nor any Subsidiary know of any fact, event or condition that could reasonably be expected to serve as a basis for the assertion of any such action, suit, proceeding, claim, arbitration or investigation. There is no judgment, decree or order against Target or any Subsidiary or, to the best knowledge of Target and its Subsidiaries and any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. All litigation to which Target or any Subsidiary is a party (or, to the knowledge of Target or any Subsidiary, threatened to become a party) is disclosed in the Target Disclosure Schedule. Target acknowledges and agrees that any Damages (as defined in Section 8.2 below) incurred by Acquiror, Merger Sub, the Surviving Corporation or any of the Indemnified Persons after the Effective Time as a result of any litigation disclosed in Schedule 2.9 shall be offset against the promissory notes pursuant to the indemnification provisions of Section 8 and using the procedures described in Section 8.5 provided that there shall be no minimum damages threshold pursuant to Section 8.4 with respect to such claims.

                  2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or any Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any Subsidiary, any acquisition of property by Target or any Subsidiary or the overall conduct of business by Target or any Subsidiary as currently conducted or as proposed to be conducted by Target or by any Subsidiary. Neither Target nor any Subsidiary has entered into any agreement under which Target or any Subsidiary is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                  2.11 FCC Licenses and Leases. The Target is a party to a Channel Lease Agreement (the "Lease Agreement") with the Department of Education of the Archdiocese of New York (the "ADNY") pursuant to which the Target has leased the excess channel capacity of Instructional Television Fixed Service ("ITFS") stations (i) KRS-81, licensed on channels A1, A2, A3 and A4, at New York, New York; (ii) KRS-82, licensed on channels E1, E2, E3 and E4, at New York, New York; (iii) KRS-83, licensed on channels E1, E2, E3 and E4, at Yonkers, New York; (iv) KRS-84, licensed on channels A1, A2, A3 and A4, at Haverstraw, New York; (v) KRS-85, licensed on channels E1, E2, E3 and E4, at Beacon, New York; (vi) KRS-86, licensed on channels A1, A2, A3 and A4, at Rhinecliff, New York; and (vii) KRW-67, licensed on channels A1, A2, A3 and A4, at Loomis, New York (collectively, the "ADNY Stations"). The Target has also leased (i) the excess channel capacity of ITFS station WND374, licensed to St. Rose Church School on channels A1, A2, A3 and A4 at Tom's River, New Jersey and
(ii) the excess channel capacity proposed for B group, D group and G group channels to be located at Tom's River, New Jersey which have applications pending before the FCC (FCC File Nos. BPLIF-901020YN, BPLIF-951020Q1 and BPLIF-951020RN (collectively, the "New Jersey Stations"). Each of the channels leased to Target as of the date of this Agreement (including pursuant to an amended Lease Agreement or new lease agreement with the ADNY pursuant to Section 2.11(j) of this Agreement) or prior to the Closing (to the extent that an authorization for such channel is granted by Final Order of the FCC prior to the Closing) and any channel exchanged for such channel, is referred to in this Agreement as a "Channel". Attached hereto and listed on Schedule 2.11(a), is a complete, true and correct copy as of the date hereof of all ITFS leases and all amendments thereto ("ITFS Leases") held by Target or any subsidiary of Target. Also attached and listed in Schedule 2.11(a), is a copy of the FCC licenses authorizing as of the date hereof the transmission capacity subject to each ITFS Lease ("FCC Licenses"). Schedule 2.11(a) shall be updated prior to the Closing Date to include any FCC licenses granted after the date of this Agreement but before the Closing Date.

                           (a)      To the best of Target's knowledge, (i) each
of the ITFS Leases was duly and validly entered into by the parties thereto pursuant to procedures which comply with all requirements of applicable law,
(ii) there is no uncured event of material default or breach under any such ITFS Lease, and (iii) and no event has occurred or circumstances exist which may lead to the suspension, termination, breach or default of any ITFS Lease or material provision thereof. Notwithstanding anything to the contrary in this Section 2.11 or elsewhere in this Agreement, Target makes no representation or warranty that any ITFS Lease complies with the control requirements of the Communications Act of 1934, as amended, or FCC Rules.

                           (b)      To the best of Target's knowledge, each FCC
License is in full force, the issuance thereof has become a Final Order, authorizes the licensee thereof to use all of the frequencies subject to such FCC License consistent with FCC Rules and applicable law, and is free from conditions (except for conditions routinely associated with such authorizations or appearing on such authorizations). As used herein, "Final Order" means an order or action of the FCC, or the staff of the FCC acting under delegated authority, (i) that is not subject to any petition for reconsideration, application for review, notice of appeal, petition for review, or petition for writ of certiorari, (ii) that has not been stayed or set aside by the FCC or its staff, and (iii) for which the time periods provided by regulation or statute for such actions have expired.

                           (c)      To the knowledge of Target, no ITFS Lease
conflicts with the valid rights of any Person not a party to the lease to the transmission capacity allocated to the lessee thereunder. Each of Target and each of its subsidiaries who is a party to an ITFS Lease has retained its transmission capacity rights under each ITFS Lease and has not subleased those rights to any third party, other than Target.

                           (d)      Except as set forth in Schedule 2.11(d) each
ITFS Lease is in full force and effect. Except as set forth in Schedule 2.11(d), the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in creation of a lien or other encumbrance on any ITFS Lease.

                           (e)      To the knowledge of Target, Schedule 2.11(e)
sets forth all interference agreements and understandings (including all no objection letters and consent letters) existing as of the date hereof with respect to the FCC Licenses and pending applications to which Target and each subsidiary, or any lessor of an ITFS Lease, is a party. Schedule 2.11(e) shall be updated prior to the Closing Date to include all consent letters and interference agreements obtained after the date of this Agreement but prior to the Closing Date.

                           (f)      To the best of Target's knowledge,
Schedule 2.11(f) accurately discloses and describes with respect to each FCC License and each pending application subject to an ITFS Lease, to which Target is the lessee:

                                    (i)      All pending applications that the
FCC Licensee or Applicant, which is subject to an ITFS Lease, has filed with the FCC including applications filed in the initial two-way application filing window (August 14 - 18, 2000) for one or more of such Channels ("Pending Applications").

                                    (ii)     Whether there are any pending or
directly threatened petitions to deny, petitions for reconsideration, petitions for review, or other similar filings against the grant of any such ITFS Channels or pending ITFS applications subject to any ITFS Lease.

                                    (iii)    Except for those Pending
Applications listed in Schedule 2.11(f), to the knowledge of Target, the Pending Application(s) comply with the FCC's rules and other applicable laws (including interference protection requirements), has been accepted for filing by the FCC, and cut off from competing and conflicting applications.

                                    (iv)     Except for those Pending
Applications listed in Schedule 2.11 (f), to the knowledge of Target the deadline for timely filing petitions to deny each Pending Application has lapsed.

                                    (v)      Except for those Pending
Applications listed in Schedule 2.11(f), to the knowledge of Target, there are no threatened or pending petitions to deny, informal objections, comments, petitions for reconsideration, petitions for review, waiver requests or other similar filings, nor are there any outstanding no objection letters relating to such Pending Applications.

                           (g)      To the best of Target's knowledge, as of the
date of this Agreement, the ADNY and Saint Rose Church School have duly filed in a timely manner all filings and reports (including, without limitation, all construction certifications and renewal applications) relating to the FCC Licenses currently used to operate the ITFS channels subject to ITFS Leases required to be filed by such licensee under the Communications Act or FCC Rules, and which, if not timely filed, can reasonably be expected to cause the FCC to revoke such license. To the knowledge of Target, each such filing and report filed with respect to such FCC Licenses is true, correct and complete in all material respects.

                           (h)      To the knowledge of Target, no event has
occurred which permits, or after notice or lapse of time or both would permit, the forfeiture, revocation, impairment, adverse modification or non-renewal of any FCC License mentioned in Subsection 2.11(a), or the imposition of a monetary fine or forfeiture which Target or its subsidiary would be required to pay, including, without limitation, any limitation or discontinuance of service or operation of the facility associated with FCC License that would be material to this Agreement. To the knowledge of Target, the holder of such FCC Licenses are in compliance with the terms of each such FCC Licenses, the Communications Act and with FCC Rules.

                           (i)      Other than rule making proceedings of
general application, to the knowledge of Target there is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the holder of the FCC Licenses mentioned in Subsection 2.11(a), or any action, proceeding or investigation pending before or directly threatened by the FCC on appeal of an FCC order, including, but not limited to, any pending or threatened proceeding before the FCC or on appeal of an FCC order that could reasonably be expected to result in the revocation, adverse and material restriction or adverse and material impairment of one or more of such FCC Licenses.

                           (j)      For purposes of this Agreement the following
definitions shall apply: (1) "Interference Consent" means any written agreement or arrangement between a party to this Agreement or the ADNY or the licensees or applicants of the New Jersey Stations and any Multipoint Distribution Service or ITFS licensee, conditional licensee or applicant with respect to co-channel and/or adjacent channel interference, the coordination of adjacent market channel use, the territorial division of protected service area overlaps or other matters concerned with the operation of adjacent markets, allowing interference, restricting station operations, licensing or location, or limiting transmission time. (2) "Estimated Unduplicated Households" means estimated houses, and dwelling units within multiple dwelling units, within the Protected Service Areas as defined by the FCC rules (the "PSAs") of the Channels leased by Target or any subsidiary of Target, but (i) no such household or dwelling unit may be counted more than once in the estimation of the number of such units and
(ii) no such household or dwelling unit may be counted which is within the PSA of any co-channel ITFS station leased by someone other than Target or a subsidiary of the Target unless Target has an Interference Consent from such ITFS station whereby such station agrees to allocate the area of the household or dwelling to the ADNY Stations or the New Jersey Stations or to accept interference consistent with the Interference Consent to operations of the ADNY Stations or New Jersey Stations in the area of the household or dwelling. Since the Interference Consents with Mercer Community College and Dutchess County Schools are not specific as to the borderline between respective PSAs, for purposes of this Agreement it shall be assumed that the Interference Consent with these entities, and these entities only, applies to the overlapped areas of the PSAs, in such a manner that the overlap is cut geographically by drawing a straight line from one intersection point of two PSAs to the other intersection point of the two PSAs thus dividing equally the overlapping area. The number of Estimated Unduplicated Households shall be estimated based upon the 2000 U.S. Census or, if the results thereof for either New York, New Jersey or Connecticut are not available at the time of determination, then based upon the 1990 U.S. Census results as extrapolated by Acquiror and Target to 2000 using methodology for this extrapolation which is customary in the MMDS and ITFS industry. The smallest geographic sampling unit for household/dwelling count employed in the study (e.g., a census tract) shall be used in estimating the number of Estimated Unduplicated Households. In the event that any such geographic sampling unit includes households both within and outside the area that is within the thirty-five (35) mile PSA of a particular Channel (the "Capacity Area"), then the estimated number of households in the geographic sampling area that are within the Capacity Area shall be deemed to be the number derived by multiplying the number of households in the geographic sampling unit as shown by such census by the fraction having as its numerator the geographic area of the geographic sampling unit within the Capacity Area and as its denominator the total geographic area of the geographic sampling unit.
(3) A household or dwelling unit can be "served" by a Channel, and a Channel "serves" a household or dwelling unit, if the household or dwelling unit is either (i) within the PSA of the Channel and outside the PSA of all co-channel stations, or (ii) within the PSA of the Channel and also within the area overlapped by the PSA of another co-channel station where and to the extent an Interference Consent exists which allows households and dwelling units in the overlapped area to be included in the coverage area of the Channel.

                           (k)      Schedule 2.11(k) accurately and completely
lists and sets forth a description of all agreements between Target and each subsidiary and any person relating to the location and use of towers utilized to operate the Channels leased pursuant to the ITFS Leases.

                  2.12     Permits; Regulation.

                           (a)      Each of Target and each Subsidiary is in
possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Target or that Subsidiary, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Target Authorizations") and no suspension or cancellation of any Target Authorization is pending or, to the best of Target's knowledge, threatened, except where the failure to have, or the suspension or cancellation of, any Target Authorization would not have a Material Adverse Effect on Target. Neither Target nor any Subsidiary is in conflict with, or in default or violation of, (i) any Target Authorization, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target or any Subsidiary is a party or by which Target or any Subsidiary or any property or asset of Target or any Subsidiary is bound or affected, except for any such conflict, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect on Target or any Subsidiary.

                           (b)      Each of the Target and each Subsidiary has
not been, during the relevant statute of limitations period, in violation of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent, license or other governmental authorization applicable to the Target or such Subsidiary, except for any such violation that would not, individually or in the aggregate, have a Material Adverse Effect on Target or any Subsidiary.

                           (c)      Section 2.12(c) of the Target Disclosure
Schedule lists all Target Authorizations (except for those previously disclosed in the schedules to Section 2.11).

                  2.13     Title to Property.
                           -----------------

                           (a)      Target and each Subsidiary has good and
marketable title to all of its respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing debt which are reflected on the Target Balance Sheet. All properties used in the operations of Target and its Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP require the same to be reflected.
Section 2.13(a) of the Target Disclosure Schedule sets forth a true, correct and complete list of all real property owned or leased by Target and by each Subsidiary, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and other fees payable under such lease. Such leases are in good standing, are valid and effective in accordance with their respective terms, and there is not under any such leases any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                           (b)      Section 2.13(b) of the Target Disclosure
Schedule also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by Target and its Subsidiaries.

                  2.14     Intellectual Property.
                           ---------------------

                           (a)      Target and each of its Subsidiaries own, or
are licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, maskworks, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the business of Target or any Subsidiary as currently conducted or as proposed to be conducted by Target or any Subsidiary, except to the extent that the failure to have such rights have not had and could not reasonably be expected to have a Material Adverse Effect on Target or any Subsidiary.

                           (b)      Section 2.14 of the Target Disclosure
Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target or any Subsidiary is a party and pursuant to which Target or any Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product that is material to its business. Neither Target nor any Subsidiary is in violation of any license, sublicense or agreement described in
Section 2.14 of the Target Disclosure Schedule. The execution and delivery of this Agreement by Target and the consummation of the transactions contemplated hereby, will neither cause Target or any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Section 2.14 of the Target Disclosure Schedule, Target is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used.

                           (c)      There is no material unauthorized use,
disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any Subsidiary, any trade secret material to Target or any Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through Target or any Subsidiary, by any third party, including any employee or former employee of Target or any Subsidiary. Neither Target nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                           (d)      Neither Target nor any Subsidiary is or will
be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Target.

                           (e)      All patents, registered trademarks, service
marks and copyrights held by Target or any Subsidiary are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Target or any Subsidiary. Target has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. The conduct of the business of

Target and each Subsidiary as currently conducted does not infringe on and will not infringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Target. All registered trademarks, service marks and copyrights held by Target are valid and existing. To Target's knowledge, no third party is challenging the ownership by Target or any Subsidiary, or the validity or effectiveness of, any of the Intellectual Property. Neither Target nor any Subsidiary has brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Target's knowledge, threatened interference, re-examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Target or any Subsidiary, except such as may have been commenced by Target or any Subsidiary. There is no breach or violation of or threatened or actual loss of rights under any license agreement to which Target is a party.

                           (f)      Target has taken all necessary and
appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). Each of Target and its respective Subsidiaries has a policy requiring each employee, consultant and independent contractor to execute proprietary information and confidentiality agreements substantially in Target's standard forms and all current and former employees, consultant and independent contractors of Target and each Subsidiary have executed such an agreement. All use, disclosure or appropriation of Confidential Information owned by Target or a Subsidiary by or to a third party has been pursuant to the terms of a written agreement between Target or the applicable Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target or a Subsidiary has been pursuant to the terms of a written agreement between Target or a Subsidiary and the owner of such Confidential Information, or is otherwise lawful.

                  2.15     Environmental Matters.
                           ---------------------

                           (a)      The following terms shall be defined as
follows:

                                    (i)      "Environmental and Safety Laws"
shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater or Hazardous Materials; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public, from exposure to Hazardous Materials.

                                    (ii)     "Hazardous Materials" shall mean
any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum and petroleum products including crude oil and any fractions thereof; natural gas, synthetic gas, and any mixtures thereof; radon; asbestos; and any other pollutant or contaminant.

                                    (iii)    "Property" shall mean all real
property leased or owned by Target or its Subsidiaries either currently or in the past.

                                    (iv)     "Facilities" shall mean all
buildings and improvements on the Property of Target or its Subsidiaries.

                           (b)      Target represents and warrants as follows:
(i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its Subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to Hazardous Materials or a violation of any Environmental and Safety Laws; (v) neither Target nor its Subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or any state analog statute, arising out of events occurring prior to the Closing Date; (vi) there has not been in the past, and are not now, any contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of Hazardous Materials on, under or migrating to or from the Facilities or Property (including without limitation, soils and surface and ground waters); (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and Target's and its Subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; (xi) Target and its Subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits; and (xii) neither Target nor any of its Subsidiaries is liable for any off-site contamination nor under any Environmental and Safety Laws.

                  2.16     Taxes.
                           -----

                           (a)      For purposes of this Section 2.16 and other
provisions of this Agreement relating to Taxes, the following definitions shall apply:

                                    (i)      The term "Taxes" shall mean all
taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                                    (ii)     The term "Returns" shall mean all
reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties.

                           (b)      All Returns required to be filed by or on
behalf of Target or any Subsidiary have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target or any Subsidiary under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Target or any Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target and each Subsidiary have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target or any Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target or that any Subsidiary is contesting in good faith. Neither Target nor any Subsidiary has been at any time a member of an affiliated group of corporations (other than a group the common parent of which was Target) filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

                           (c)      The amount of Target's and any Subsidiary's
liabilities for unpaid Taxes (including without limitation the Transaction Taxes) for all periods through the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Closing Balance Sheet, and the Closing Balance Sheet shall properly accrue in accordance with GAAP all liabilities for Taxes of Target and its Subsidiaries payable after the Closing Date attributable to transactions and events occurring on or prior to such date.

                           (d)      Acquiror has been furnished by Target true
and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target or any Subsidiary relating to Taxes, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Target and its Subsidiaries for all periods since five full years preceding the date of this Agreement.

                           (e)      No audit of the Returns of or including
Target and its Subsidiaries by a government or taxing authority is in process, threatened or, to Target's, its Subsidiaries' knowledge, pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Target or any of its Subsidiaries, and Target has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it or any Subsidiary has not filed a Return or paid Taxes required to be filed or paid. Neither Target nor any Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or to the knowledge of Target threatened (either in writing or orally, formally or informally) against Target, any Subsidiary or any of their respective assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target or any Subsidiary.

                           (f)      Target and its Subsidiaries are not (nor
have they ever been) parties to any tax sharing agreement. Since April 16, 1997, neither Target nor any of its Subsidiaries has been a distributing corporation or a controlled corporation in a transaction described in Section 355(a) of the Code.

                           (g)      Target is not, nor has it been, a United
States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Neither Target nor any Subsidiary has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target or to such Subsidiary pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Target nor any Subsidiary has agreed to, nor is it required to make, other than by reason of the Merger, any adjustment under Code Section 481(a) by reason of, a change in accounting method, and Target and each Subsidiary will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Target or such Subsidiary received the economic benefit prior to the Closing Date. Neither Target nor any Subsidiary is, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.

                           (h)      The Target Disclosure Schedule contains
accurate and complete information in all material respects regarding Target's and its Subsidiaries' net operating losses for federal and each state tax purposes. Target and its Subsidiaries have no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

                  2.17     Employee Benefit Plans.
                           ----------------------

                           (a)      Schedule 2.17 lists, with respect to Target,
each Subsidiary of Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and all severance agreements, with any of the directors, officers or employees of Target or its Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Company or its Subsidiary at will or without penalty or other material adverse consequence), (iv) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any Subsidiary and that do not generally apply to all employees, and (vi) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any Subsidiary of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any Subsidiary (together, the "Target Employee Plans").

                           (b)      Neither Target nor its ERISA Affiliates
maintains, sponsors or contributes to or has an obligation to contribute to, or has ever maintained, sponsored, contributed to or had an obligation to contribute to any "employee pension benefit plan" as defined in Section 3(2) or ERISA. Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last two plan years.

                           (c)      Except as set forth in Section 2.17(c) of
the Target Disclosure Schedule, (i) none of the Target Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Target Employee Plan has been administered in accordance with its terms and in material compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Target and each Subsidiary or ERISA Affiliate have performed all obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any Subsidiary or ERISA Affiliate is subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target or any Subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) Target and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, (the "WARN Act")and no fact or event exists that could give rise to liability under such act; and (vii) no compensation paid or payable to any employee of Target or any Subsidiary has been, or will be, non-deductible by reason of application of Section 162(m) of the Code. With respect to each Target Employee

Plan subject to ERISA an employee welfare benefit plan within the meaning of
Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Target or each Subsidiary is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any Subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                           (d)      To the extent any such laws are applicable
to Target, with respect to each Target Employee Plan, Target and each of its United States Subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder or any similar state law and (ii) the applicable provisions of the Health Insurance Portability and Accountability Act ("HIPAA") and (iii) the applicable requirements of the Family Medical Leave Act of 1993 and the regulations thereunder or any similar state law, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                           (e)      There has been no amendment to, written
interpretation or announcement (whether or not written) by Target, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Target's financial statements.

                           (f)      Target acknowledges and agrees that any
Damages (as defined in Section 8.2 below) incurred by Acquiror, Merger Sub, the Surviving Corporation or any of the Indemnified Persons after the Effective Time as a result of any payments to any employees of the Target pursuant to any severance arrangement or benefit plans or arrangements, including without limitation those disclosed in Schedule 2.17, which are not reflected as liabilities included within Total Liabilities shall be offset against the promissory notes pursuant to the indemnification provisions of Section 8 and using the procedures described in Section 8.5 provided that there shall be no minimum damages threshold pursuant to Section 8.4 with respect to such claims.

                  2.18 Certain Agreements Affected by the Merger. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable by Target, or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Target acknowledges and agrees that any Damages (as defined in Section 8.2 below) incurred by Acquiror, Merger Sub, the Surviving Corporation or any of the Indemnified Persons after the Effective Time as a result of any payments to any employees of the Target pursuant to any severance arrangement or benefit plans or arrangements disclosed in Schedule 2.18 which are not reflected as liabilities included within Total Liabilities shall be offset against the promissory notes pursuant to the indemnification provisions of
Section 8 and using the procedures described in Section 8.5 provided that there shall be no minimum damages threshold pursuant to Section 8.4 with respect to such claims.

                  2.19 Employee Matters. Target and each of its Subsidiaries are in compliance in all material respects with all currently applicable federal, state, local and foreign laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its Subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no actions, suits or claims pending or, to the knowledge of Target or any of its Subsidiaries, threatened, between Target or any of its Subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor unions contract nor does Target or any of its Subsidiaries know of any activities or proceedings of any labor union or other group to organize any such employees.

                  2.20     Material Contracts.
                           ------------------

                           (a)      Subsections (i) through (xi) of Section
2.20(a) of the Target Disclosure Schedule contain a list of all contracts and agreements to which Target or any Subsidiary is a party and that are material to the business, results of operations, or condition (financial or otherwise), of Target and the Subsidiaries taken as a whole (such contracts, agreements and arrangements as are required to be set forth in Section 2.20(a) of the Target Disclosure Schedule being referred to herein collectively as the "Material Contracts"). Material Contracts shall include, without limitation, the following and shall be categorized in the Target Disclosure Schedule as follows:

                                    (i)      each contract and agreement (other
than routine purchase orders and pricing quotes in the ordinary course of business covering a period of less than 1 year) for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Target or any Subsidiary under the terms of which Target or any Subsidiary: (A) paid or otherwise gave consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to pay or otherwise give consideration of more than $50,000 in the aggregate over the remaining term of such contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $25,000;

                                    (ii)     each customer contract and
agreement (other than routine purchase orders, pricing quotes with open acceptance and other tender bids, in each case, entered into in the ordinary course of business and covering a period of less than one year) to which Target or any Subsidiary is a party which (A) involved consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) is likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, (C) is likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract, or (D) cannot be cancelled by Target or such Subsidiary without penalty or further payment of less than $25,000;

                                    (iii)    (A) all distributor, manufacturer's
representative, broker, franchise, agency and dealer contracts and agreements to which Target or any Subsidiary is a party (specifying on a matrix, in the case of distributor agreements, the name of the distributor, product, territory, termination date and exclusivity provisions) and (B) all sales promotion, market research, marketing and advertising contracts and agreements to which Target or any Subsidiary is a party which: (1) involved consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (2) are likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, or (3) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;

                                    (iv)     all management contracts with
independent contractors or consultants (or similar arrangements) to which Target or any Subsidiary is a party and which (A) involved consideration or more than $50,000 in the aggregate during the calendar year ended December 31, 1999, (B) are likely to involve consideration of more than $50,000 in the aggregate during the calendar year ended December 31, 2000, or (C) are likely to involve consideration of more than $50,000 in the aggregate over the remaining term of the contract;

                                    (v)      all contracts and agreements
(excluding routine checking account overdraft agreements involving petty cash amounts) under which Target or any Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which Target or any Subsidiary has imposed (or may impose) a security interest or lien on any of their respective assets, whether tangible or intangible, to secure indebtedness;

                                    (vi)     all contracts and agreements that
limit the ability of Target or any Subsidiary or, after the Effective Time, Acquiror or any of its affiliates, to compete in any line of business or with any person or in any geographic area or during any period of time, or to solicit any customer or client;

                                    (vii)    all contracts and agreements
between or among Target or any Subsidiary, on the one hand, and any affiliate of Target (other than a wholly owned subsidiary), on the other hand:

                                    (viii)   all contracts and agreements to
which Target or any Subsidiary is a party under which it has agreed to supply products to a customer at specified prices, whether directly or through a specific distributor, manufacturer's representative or dealer;

                                    (ix)     all material letters of intent or
term sheets (binding or non-binding) including without limitation any letters of intent or term sheets with respect to acquisition of any material portion of the Target's assets or business or merger, share exchange, acquisition, consolidation or purchase of equity interests of the Target or any direct or indirect subsidiary or division of the Target, or other transaction not in the ordinary course of business;

                                    (x)      all agreements which require Target
and Acquiror or Merger Sub following the Merger to maintain confidentiality of any information of a third party; and

                                    (xi)     all other contracts or agreements
(A) which are material to Target and its Subsidiaries or the conduct of their respective businesses, (B) the absence of which would have a Material Adverse Effect on Target, or (C) which are believed by Target to be of unique value even though not material to the business of Target.

                           (b)      Except as would not, individually or in the
aggregate, have a Material Adverse Effect on Target, each Target license, each Material Contract and each other material contract or agreement of Target or any Subsidiary which would not have been required to be disclosed in Section 2.20(a) of the Target Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is a legal, valid and binding agreement, and none of the Target licenses or Material Contracts is in default by its terms or has been cancelled by the other party; Target and the Subsidiaries are not in receipt of any claim of default under any such agreement; and none of Target or any of the Subsidiaries anticipates any termination or change to, or receipt of a proposal with respect to, any such agreement as a result of the Merger or otherwise. Target has furnished Acquiror with true and complete copies of all such agreements together with all amendments, waivers or other changes thereto.

                  2.21 Interested Party Transactions. Neither Target nor any Subsidiary is indebted to any director, officer, employee or agent of Target or any Subsidiary (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any Subsidiary.

                  2.22 Insurance. Target and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts set forth on Schedule
2.22 of the Disclosure Schedule. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Neither Target nor any Subsidiary has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  2.23 Compliance With Laws. Each of Target and its Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, the ownership or operation of its business, or any property or asset of Target or any Subsidiary is bound or affected, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target.

                  2.24 Minute Books. The minute books of Target and its Subsidiaries made available to Acquiror contain a complete summary of all meetings of directors and stockholders or actions by written consent since January 1, 1997 through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                  2.25 Complete Copies of Materials. Target has delivered or made available true and copies of each document which has been requested in writing by Acquiror or its counsel in connection with their legal and accounting review of Target and its Subsidiaries, including without limitation all documents listed on the Due Diligence Request List attached hereto as Exhibit G.

                  2.26 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby (other than fees due to the Target Financial Advisor (as defined in Section 2.30 below)). Target has previously furnished to Acquiror a complete and correct copy of all agreements between Target and the Target Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger.

                  2.27 Vote Required; Irrevocable Written Consent. The affirmative vote of the holders of a majority of the shares of Target voting capital stock outstanding and the affirmative vote of holders of two-thirds of the shares of Series A Preferred Stock outstanding on the record date set for the Target Stockholders Meeting is the only vote of the holders of any of Target's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby, and such vote may be obtained by written consent of Target Stockholders without a meeting. Furthermore, Target is not subject to the proxy rules adopted pursuant to Section 14 of the Securities Exchange Act of 1934 regarding the solicitation of proxies in connection with the approval of this Agreement and the Merger by Target's stockholders. The transactions contemplated by this Agreement shall constitute an "Approved Sale" pursuant to Section 5 of that certain Stockholders Agreement dated May 8, 1997 by and between the Target and certain stockholders (the "Stockholders Agreement") (although no representation and warranty is hereby made that any other party to such Stockholders Agreement will agree that the transactions contemplated by this Agreement constitute an "Approved Sale" and/or will vote for the transactions contemplated by this Agreement.) All of the persons and/or entities listed on Schedule 2.27 hereto have executed irrevocable written consents voting for approval of the Merger and such vote is sufficient to approve this Agreement, the Merger and the transactions contemplated hereby.

                  2.28 Board Approval. The Board of Directors of Target has unanimously (i) approved the Transaction Documents and the Merger, (ii) determined that the Merger is in the best interests of the stockholders of Target and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Target approve this Agreement and the Merger.

                  2.29     Third Party Consents. Except as set forth in
Section 2.29 of the Target Disclosure Schedule, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

                  2.30 Recommendation of Financial Advisors. Target has received the written recommendation of Daniels & Associates (the "Target Financial Advisor") on or prior to the date of this Agreement that the Target should consummate the transactions contemplated by this Agreement , and Target will promptly upon receipt deliver a copy of such recommendation to Acquiror.

                  2.31 Representations Complete. None of the representations or warranties made by Target or its Subsidiaries herein (including any schedule or exhibits hereto) and any of the other Transaction Documents or any certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The Target is not aware of any facts or circumstances that would make the representations and warranties of Target, its Subsidiaries and the Major Stockholders made in the Transaction Documents false, inaccurate or misleading.

                                 SECTION THREE

         3.       Representations and Warranties of Acquiror and Merger Sub.
                  ---------------------------------------------------------

                  Except as disclosed in a document dated as of the date of this Agreement and delivered by Acquiror to Target prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Acquiror Disclosure Schedule"), Acquiror and Merger Sub hereby jointly and severally represent and warrant to Target as follows:

                  3.1 Organization, Standing and Power. Each of Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror.

                  3.2 Authority. Acquiror and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and performance of the Notes) have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware law). This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes the valid and binding obligations of Acquiror and Merger Sub.

                  3.3      No Conflict; Required Filings and Consents.
                           ------------------------------------------

                           (a)      The execution and delivery of this Agreement
do not, and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and performance of the Notes) will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Merger Sub or their properties or assets.

                           (b)      No consent, approval, order or authorization
of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Merger Sub in connection with the execution and delivery of this Agreement by Acquiror and Merger Sub or the consummation by Acquiror and Merger Sub of the transactions contemplated hereby (including, without limitation, the issuance and performance of the Notes), except for (i) the filing of appropriate merger documents as required by Delaware Law, (ii) any filings required pursuant to state and federal securities laws in connection with issuance of the Notes and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any the transactions contemplated by this Agreement.

                  3.4 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror or impair its ability to perform its obligations under the Notes. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror or impair Acquiror's ability to perform its obligations under the Notes.

                  3.5 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for any fees due to Cheval Capital, Inc.

                  3.6 Financing Acquiror shall use all commercially reasonable efforts to obtain financing for the transaction contemplated by this Agreement.

                                  SECTION FOUR

         4.       Conduct Prior to the Effective Time.
                  -----------------------------------

                  4.1 Conduct of Business of Target . During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the Acquiror), to carry on its and its Subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its Subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and
(ii) in the case of Taxes of Target or any of its Subsidiaries, to Acquiror's consent (which shall not be unreasonably withheld) to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its Subsidiaries' present business organization, keep available the services of its and its Subsidiaries' present officers and key employees and preserve its and its Subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its Subsidiaries, to the end that its and its Subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its Subsidiaries' business, and of any event which could have a Material Adverse Effect. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, COBRA, and other applicable law in connection with the transactions provided for in this Agreement. Without limiting the foregoing, except as expressly contemplated by this Agreement or the other Transaction Documents, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its Subsidiaries to do, cause or permit any of the following, without the prior written consent of the Acquiror:

                           (a)      Charter Documents. Cause or permit any
amendments to its Certificate of Incorporation or Bylaws or the charter documents of any of its Subsidiaries;

                           (b)      Dividends; Changes in Capital Stock. Declare
or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (except for accruals of cash dividends on outstanding series of Target's preferred stock), or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                           (c)      Stock Option Plans, Etc. Accelerate (except
for acceleration immediately prior to the Effective Time in connection with the Merger as described in Schedule 2.18 of the Disclosure Schedule), amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; or

                           (d)      Material Contracts. Enter into any material
contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, including without limitation any agreements in connection with the Asset Sale, the ITFS Leases, any Interference Consents or any other agreements with respect to the Channels;

                           (e)      Issuance of Securities. Issue, deliver or
sell or authorize or propose the issuance, delivery or sale of, or except in connection with the Merger purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                           (f)      Intellectual Property. Transfer to any
person or entity any rights to its Intellectual Property;

                           (g)      Exclusive Rights. Enter into or amend any
agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                           (h)      Dispositions. Sell, lease, license or
otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                           (i)      Indebtedness. Incur any indebtedness for
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                           (j)      Leases. Enter into operating leases in
excess of $10,000 in the aggregate;

                           (k)      Incurring or Payment of Obligations. Incur,
pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Balance Sheet;

                           (l)      Capital Expenditures. Make any capital
expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                           (m)      Insurance. Materially reduce the amount of
any material insurance coverage provided by existing insurance policies;

                           (n)      Termination or Waiver. Terminate or waive
any right of substantial value;

                           (o)      Employee Benefit Plans; New Hires; Pay
Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee (except that it may hire a replacement for any current director level or officer level employee if it first provides Acquiror advance notice regarding such hiring decision), pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

                           (p)      Severance Arrangement. Except in connection
with the Merger as described in Schedule 2.18 of the Disclosure Schedule, increase the amount and/or grant any new severance or termination pay to any director or officer;

                           (q)      Lawsuits. Commence a lawsuit other than (i)
for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, (iii) to enforce its rights under the Stockholders Agreement, or (iv) for a breach of this Agreement;

                           (r)      Acquisitions. Acquire or agree to acquire by
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its Subsidiaries' business, taken as a whole;

                           (s)      Taxes. Other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                           (t)      Revaluation. Revalue any of its assets,
including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                           (u)      Other. Take or agree in writing or otherwise
to take, any of the actions described in Sections 4.1 (a) through (t) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                           4.2      No Solicitation. During the period from the
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Target and its Subsidiaries and the officers, directors, employees, advisors, attorneys or other agents, affiliates or representatives of Target and its Subsidiaries, including without limitation the Major Stockholders or any representatives, advisors, affiliates or representatives of the Major Stockholders, will not, directly or indirectly, institute, initiate, pursue, encourage or continue any discussions, negotiations, proposals or agreements (whether preliminary or definitive) with any person or entity other than the Acquiror contemplating or providing for any merger, share exchange, acquisition, dissolution, consolidation, purchase or sale of any assets, or purchase of equity interests of the Target or any direct or indirect subsidiary or division of the Target, or other transaction not in the ordinary course of business (an "Acquisition"). Each of the Target and the Major Stockholders and each of their respective directors, officers, agents, employees, representatives and advisors shall not participate in negotiations regarding, furnish any non-public information to any party with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person to do or seek an Acquisition. The Target shall promptly notify Acquiror to the extent it receives any inquiry relating to any such transaction, and inform Acquiror of the material terms of any offer and the identity of the offeree.


                                  SECTION FIVE

         5.       Additional Agreements.
                  ---------------------

                  5.1 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                  5.2      Consents; Cooperation.
                           ---------------------

                           (a)      Each of Acquiror and Target shall use its
reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

                           (b)      From the date of this Agreement until the
earlier of the Effective Time or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of Target or its subsidiaries.

                           (c)      Each of Acquiror and Target shall give or
cause to be given any required notices to third parties, and use its reasonable best efforts to obtain all consents, waivers and approvals from third parties
(i) necessary, proper or advisable to consummate the transactions contemplated hereunder, (ii) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule, or (iii) required to prevent a Material Adverse Effect on Target or Acquiror from occurring prior or after the Effective Time. In the event that Acquiror or Target shall fail to obtain any third party consent, waiver or approval described in this Section 5.2(c), it shall use its reasonable best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon Acquiror and Target, their respective subsidiaries and their respective businesses resulting (or which could reasonably be expected to result after the Effective Time) from the failure to obtain such consent, waiver or approval.

                           (d)      Each of Acquiror and Target will, and will
cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                  5.3      Access to Information.
                           ---------------------

                           (a)      Target shall afford Acquiror and its
accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its Subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its Subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Acquiror shall afford Target and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Acquiror's and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Acquiror and its subsidiaries as Target may reasonably request. Acquiror agrees to provide to Target and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                           (b)      Subject to compliance with applicable law,
from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                           (c)      No information or knowledge obtained in any
investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                  5.4 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a mutual non-disclosure agreement (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                  5.5 Public Disclosure. Except as expressly contemplated by this Agreement, without prior written consent of the other parties to this Agreement, none of the parties to this Agreement shall make any disclosure, (nor shall any of the parties to this Agreement approve of any disclosure, by any of their affiliates, brokers, agents, officers, directors, employees, stockholders, attorneys or advisors), to any other person regarding the existence of this Agreement or the transactions contemplated herein (including any information exchanged during the negotiations or discussions regarding the transactions contemplated herein) or any of the terms of this Agreement (including the exhibits and schedules hereto); provided, however, the parties to this Agreement may disclose such information to their employees, advisors, stockholders, attorneys or agents solely for the purpose of entering into the transactions contemplated by this Agreement and may furnish such information to the extent required by applicable law or governmental regulation provided that prior to any such disclosure the other parties to this Agreement are notified of any such disclosure and provided with a copy of any written disclosure and each of the parties to this Agreement consult in good faith with the other parties to this Agreement regarding the information to be disclosed pursuant to such law or governmental regulation and provided further, however, that Acquiror may disclose such information to potential investors or financing sources.

                  5.6 FIRPTA. Target shall, prior to the Closing Date, provide Acquiror with either (i) an affidavit that satisfies the requirements of Code Section 1445(b)(3); or (ii) a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

                  5.7 State Statutes. If any state takeover law shall become applicable to the transactions contemplated by this Agreement, Acquiror and its Board of Directors or Target and its Board of Directors, as the case may be, shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

                  5.8 Action by Written Consent of Stockholders. Prior to execution of this Agreement, Target shall prepare and deliver to its stockholders holding a majority of the voting capital stock of Target and two-thirds of the Class A Preferred Stock of Target an Action by Written Consent in the form set forth on Exhibit H (the "Written Consent") or such other form acceptable to Acquiror for the purposes of voting upon the adoption of Merger, this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby and taking certain other actions. Simultaneously with execution of this Agreement, the stockholders holding the requisite number of shares of voting stock of Target to approve the Merger shall deliver to Acquiror duly executed Written Consents. To the extent that Written Consents in the form as set forth on Exhibit H are not executed and delivered by the holders of Class

A Preferred Stock of the Target as of the signing of this Agreement, such Written Consents shall be provided as soon as possible after signing and in any event prior to Closing and shall be a condition to Acquiror and Merger Sub's obligations to consummate the Merger. Target shall take all other action necessary or advisable to secure the vote or consent of stockholders required under Delaware law and its Certificate of Incorporation and Bylaws to effect the Merger. Within ten (10) days after obtaining stockholder consent for the Merger and in any event no later than twenty-five (25) days prior to the Closing Date, the Target shall distribute to all stockholders of Target written notice of approval of the Merger and information about stockholder appraisal rights in accordance with Section 262 of the Delaware General Corporation Law. Target shall promptly notify Acquiror in writing if any Target stockholder demands appraisal rights pursuant to Section 262 of the Delaware General Corporation Law. Target shall upon request of Acquiror send to Target stockholders demanding appraisal rights any subsequent notices required pursuant Section 262 of the Delaware General Corporation Law or which Acquiror deems advisable. Target hereby represents and warrants that the Written Consent complies with all requirements of Delaware corporate law and that Target is not required to provide any additional information or take any other action in order to secure the consent of Target stockholders for the Merger in accordance with Delaware law and its Certificate of Incorporation and Bylaws.

                  5.9      [INTENTIONALLY OMITTED]

                  5.10 Insurance. Target shall amend and extend its existing insurance policy prior to the Closing to provide for liability insurance coverage in the aggregate amount of $5 million for Target's current officers and directors for a period of at least three (3) years after the Closing, on terms acceptable to the Acquiror. All premiums and other expenses related to such insurance coverage shall be paid for by Target prior to Closing or reflected as a liability on the Preliminary Closing Balance Sheet and Closing Balance Sheet to the extent not paid prior to Closing.

                  5.11     Tax Matters
                           -----------

                           (a)      The parties acknowledge that the conversion
and/or cancellation of the Target Options and Target Warrants shall be deemed as occurring immediately prior to the Effective Time and as allocable to the portion of the day prior to the consummation of the Merger, provided that Target is an accrual basis taxpayer. The parties agree to act in accordance with such allocation in any relevant Tax Returns or filings, provided that any indemnification obligation in connection with unpaid taxes for periods prior to the Closing Date shall continue to apply in the event such treatment is determined to be improper notwithstanding this Section 5.11.

                           (b)      Acquiror agrees that neither it nor any of
its Affiliates shall make an election under Section 338 of the Code with respect to the Merger or the transactions contemplated hereunder.

                  5.12 Board Recommendation. Target's Board of Directors has recommended that the holders of voting capital stock of Target vote to approve the Merger. To the extent any Target stockholder that is party to the Stockholders Agreement does not sign the Written Consent approving the Merger, the Target shall exercise all of its rights pursuant to the Stockholders Agreement to require such Target stockholder to vote for the Merger pursuant to

Section 5 of the Stockholders Agreement. In addition, the Target shall instruct Evan Wildstein and Kevin Falvey to exercise their proxy pursuant to the letter agreement dated March 29, 2000 between Target and Cacomm, Inc., if required, to vote for approval of the Merger.

                  5.13     Target Actions Prior to Closing.
                           -------------------------------

                  (a) Target shall take all action required prior to Closing to (i) terminate any agreements related to the grant of registration rights with respect to any securities of Target; including without limitation the Registration Rights Agreement dated as of May 8, 1997 between the Target and certain other parties; (ii) terminate effective as of the Closing any agreements related to the voting of any securities of the Target, including without limitation the Stockholders Agreement dated as of May 8, 1997 between the Target and certain other parties; (iii) terminate the Management Services Agreement dated as of May 8, 1997 between Target and KOCO Capital Company; (iv) dissolve all subsidiaries of Target; and (v) deregister the securities of the Target pursuant to the applicable rules of the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  (b) Target shall use best efforts to meet the following two conditions prior to Closing: (i) serve as of the Closing the number of Estimated Unduplicated Households set forth in Section 3 of the Restructuring Agreement, and (ii) have a new or amended lease agreement with the ADNY on terms substantially as set forth in Exhibit A to the Restructuring Agreement and such lease agreement as amended shall be reasonably acceptable in form and substance to Acquiror.

                  5.14 Return of License. The Target shall take all action required to return the FCC license it holds for the booster station WNC917 (the "Licensed Station") or any other FCC licenses that it may hold.

                                  SECTION SIX

         6.       Conditions to the Merger.
                  ------------------------

                  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                           (a)      Stockholder Approval. This Agreement and the
Merger shall have been duly approved and adopted by the requisite vote of the stockholders of Target.

                           (b)      No Injunctions or Restraints; Illegality. No
temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                  6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                           (a)      Representations, Warranties and Covenants
(i) Each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Acquiror and Merger Sub in this Agreement that is not so qualified shall be true and correct in all respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                           (b)      Certificates of Acquiror.
                                    ------------------------

                                    (i)      Compliance Certificate of Acquiror.
Target shall have been provided with a certificate executed on behalf of Acquiror by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) above has been satisfied with respect to Acquiror.

                                    (ii)     Certificate of Secretary of
Acquiror. Target shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Acquiror certifying:

                                             (A)      Resolutions duly adopted
by the Board of Directors of Acquiror authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                             (B)      The incumbency of the
officers of Acquiror executing this Agreement and all agreements and documents contemplated hereby.

                           (c)      Certificates of Merger Sub.
                                    --------------------------

                                    (i)      Compliance Certificate of Merger
Sub. Target shall have been provided with a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.2(a) above has been satisfied with respect to Merger Sub.

                                    (ii)     Certificate of Secretary of Merger
Sub. Target shall have been provided with a certificate executed by the Secretary or Assistant Secretary of Merger Sub certifying:

                                             (A)      Resolutions duly adopted
by the sole director and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and

                                             (B)      The incumbency of the
officers of Merger Sub executing this Agreement and all agreements and documents contemplated hereby.

                           (d)      No Material Adverse Changes. There shall not
have occurred any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of Acquiror which would prevent Acquiror from performing its obligations under the Notes at such times as required under the Notes; provided that for purposes of this Section 6.2(d) a material adverse change shall not be deemed to occur in the event of a change in general market or economic conditions.

                  6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                           (a)      Representations, Warranties and Covenants.
(i) Each of the representations and warranties of Target in this Agreement that is expressly qualified by a reference to materiality shall be true in all respects as so qualified, and each of the representations and warranties of Target in this Agreement that is not so qualified shall be true and correct in all respects, on and as of the Effective Time as though such representation or warranty had been made on and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time and both the conditions set forth in Section 5.13(b) shall have been achieved.

                           (b)      No Material Adverse Changes. There shall not
have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole, including without limitation any claim or suit (or change to an existing claim or suit) brought after the date of this agreement against Target by any security holder of Target for a material amount of damages or which will prevent or materially delay Acquiror or Target from consummating the Merger. For purposes of this Section 6.3(b), a material adverse change shall not be deemed to occur in the event of a change in general market or economic conditions or material adverse changes relating to any technology that may be planned to be used by Acquiror with Target's assets.

                           (c)      Certificates of Target.
                                    ----------------------

                                    (i)      Compliance Certificate of Target.
Acquiror and Merger Sub shall have been provided with a certificate executed on behalf of Target by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 6.3(a) and (b) above has been satisfied.

                                    (ii)     Certificate of Secretary of Target.
Acquiror and Merger Sub shall have been provided with a certificate executed by the Secretary of Target certifying:

                                             (A)      Resolutions duly adopted
by the Board of Directors and the stockholders of Target authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby;

                                             (B)      The Certificate of
Incorporation and Bylaws of Target, as in effect immediately prior to the Effective Time, including all amendments thereto; and

                                             (C)      The incumbency of the
officers of Target executing this Agreement and all agreements and documents contemplated hereby.

                           (d)      Third Party Consents. Acquiror shall have
been furnished with evidence satisfactory to it that Target has obtained those consents, waivers, approvals or authorizations of those Governmental Entities and third parties whose consent or approval are required in connection with the Merger as set forth in Sections 5.2(a) and (d).

                           (e)      Injunctions or Restraints on Merger and
Conduct of Business. No proceeding brought by any administrative agency or commission of other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                           (f)      Legal Opinion. Acquiror shall have received
a legal opinion from Target's legal counsel, in substantially the form of
Exhibit I.

                           (g)      FIRPTA Certificate. Target shall, prior to
the Closing Date, provide Acquiror with a either an affidavit or a Notification Letter as set forth in Section 5.6 above.

                           (h)      Resignation of Directors and Officers.
Acquiror shall have received letters of resignation from each of the directors and officers of Target in office immediately prior to the Effective Time, which resignations in each case shall be effective as of the Effective Time.

                           (i)      Written Consent. Each of the stockholders of
Target listed on Schedule 2.27 shall have executed a Written Consent in the form attached hereto as Exhibit H.

                           (j)      INTENTIONALLY OMITTED

                           (k)      Dissenters Rights. No more than five percent
(5%) of the outstanding Target voting stock shall be Dissenting Shares.

                           (l)      Recommendation. The recommendation of
Target's Financial Advisor referenced in Section 2.30 shall not have been withdrawn or modified.

                           (m)      Termination of Employees. Target shall have
terminated all employees of Target, except for those listed on Schedule 6.3(m) and shall have paid or provided for in the Closing Balance Sheet all severance and other obligations due to all terminated employees.

                           (n)      Options and Warrants. Holders of at least
ninety percent (90%) of the outstanding warrants and options to purchase securities of the Target shall have executed the Warrant Cancellation Agreement or Option Cancellation Agreement and the Target hereby agrees and acknowledges that any claims brought by option and warrant holders of Target who have not executed such agreements shall be offset against the Notes as set forth in
Section 8 without any minimum damages threshold pursuant to Section 8.4 with respect to such claims.

                           (o)      Dissolution of Subsidiaries. Target shall
have dissolved all subsidiaries of Target.

                           (p)      Securities Deregistered. Target shall have
deregistered its securities pursuant to the applicable rules of the Securities Act of 1933 and the Securities Exchange Act of 1934.

                           (q)      Termination of Agreements. Target shall have
terminated all the agreements referenced in Section 5.13(a) and as of the Closing the Target shall have no obligations with respect thereto.

                           (r)      UCC Filings. Target shall provide to
Acquiror copies of UCC-2 Financing Statements and such other documents reasonably satisfactory to Acquiror terminating all UCC-1 Financing Statements filed and security interests with respect to the assets of Target in all jurisdictions.

                           (s)      Return of License. As of the Closing Date,
the Target shall have returned its license for the Licensed Station and any other FCC licenses it may hold and Target shall no longer be a licensee of any FCC license.

                                 SECTION SEVEN

         7.       Termination, Amendment and Waiver.
                  ---------------------------------

                  7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target, this Agreement may be terminated and the Merger may be abandoned:

                           (a)      by mutual consent duly authorized by the
Boards of Directors of each of Acquiror and Target;

                           (b)      by either Acquiror or Target, if, without
fault of the terminating party,

                                    (i)      the Effective Time shall not have
occurred on or before the one year anniversary of the date of signing of this Agreement or such later date mutually agreed to by the parties (the "Termination Date"); or

                                    (ii)     there shall be any applicable
federal or state law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (c)      by Acquiror, if

                                    (i)      Target shall materially breach any
of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar business days of receipt by Target of written notice of such breach, provided that Acquiror is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

                                    (ii)     subject to the limits set forth in
Section 6.3(b), there is a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of Target and its subsidiaries, taken as a whole; or

                           (d)      by Target, if

                                    (i)      Acquiror shall materially breach
any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Acquiror of written notice of such breach, provided that Target is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

                                    (ii)     subject to the limits set forth in
Section 6.2(d), there is a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of Acquiror and its subsidiaries, which would prevent Acquiror from performing its obligations under the Notes at such times as required under the Notes; or

                                    (iii)    without the fault of Target, (1)
the Effective Time shall not have occurred by the fifth business day following the date upon which the conditions to Closing of Acquiror set forth in Section
6.1 and 6.3, shall have been met by Target or otherwise satisfied, (2) Target shall have provided notice to the Acquiror of its election to terminate this Agreement and (3) within five days after receipt of such notice the Acquiror does not take action required to effectuate the Closing.

                  7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror, Merger Sub or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this
Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                  7.3 Expenses and Termination Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated including, without limitation, the fees and expenses of advisors, accountants and legal counsel, shall be paid by the party incurring such expense.

                  7.4 Amendment. The boards of directors of the parties may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties; provided that an amendment made subsequent to adoption of the Agreement by the stockholders of Target shall not
(i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock or Target Preferred Stock or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the stockholders of Target.

                  7.5 Extension; Waiver. At any time prior to the Effective Time any party may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 SECTION EIGHT

         8.       Indemnification.
                  ---------------

                  8.1 Survival of Representations and Warranties. All covenants to be performed prior to the Effective Time, and all representations and warranties of Target in this Agreement, the Restructuring Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger and continue until one year after consummation of Merger (the "Indemnification Termination Date"); provided that (i) if any claims for indemnification have been asserted with respect to any such representations, warranties and covenants prior to the Indemnification Termination Date, the representations, warranties and covenants on which any such claims are based shall continue in effect until final resolution of any claims and (ii) representations, warranties and covenants relating to Taxes shall survive until 30 days after expiration of all applicable statutes of limitations relating to such Taxes. All covenants to be performed after the Effective Time shall continue indefinitely.

                  8.2 Indemnification. Subject to the limitations set forth in this Section 8, from and after the Effective Time, Target shall protect, defend, indemnify and hold harmless Acquiror and the Surviving Corporation and their respective affiliates, officers, directors, employees, representatives and agents (Acquiror, Surviving Corporation and each of the foregoing persons or entities is hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities, fees (including without limitation attorneys' fees and any other accounting and other professional fees and expenses incurred in the investigation, prosecution, determination and defense of any claims), penalties, dimunition in value, amounts paid in settlement, any incidental or consequential damages and punitive damages payable to third parties, obligation of any kind or nature and expenses (collectively, the "Damages"), that any of the Indemnified Persons incurs or reasonably anticipates incurring by reason of or in connection with any (i) misrepresentation, breach of, or default in connection with, any of the representations and warranties of Target contained in this Agreement (including any schedules or exhibits attached hereto) or in any of the Transaction Documents, (ii) breach or nonfulfillment of any covenants, agreements or obligations of Target contained in this Agreement or any other Transaction Document or (iii) claim, demand, proceeding, suit, investigation, action or cause of action brought by a director, officer, shareholder, employee, option holder, warrant holder, creditor or agent of Target (including without limitation by any individuals or entities that formerly held such status). Notwithstanding the foregoing, Damages shall also be deemed to include any amounts that the Indemnified Persons are required to pay Lamont Television Systems, Inc. after the date of this Agreement pursuant to any agreement entered into in connection with the Asset Sale, excluding any amounts paid out of the escrow fund provided for in the agreements entered into in connection with the Asset Sale (the "Lamont Damages"). Damages in each case shall be net of the amount of any insurance proceeds and indemnity and contribution actually recovered by Acquiror or the Surviving Corporation and net of any tax savings actually utilized by the Acquiror or the Surviving Corporation within the Indemnification Period.

                  8.3 Offset Against Promissory Notes. The Acquiror's sole and exclusive contractual remedy for any Damages if the Merger closes shall be the right to offset and withhold payment in the amount of such Damages against principal and interest owing by Acquiror pursuant to the Notes held by the Major Stockholders; provided, however, that nothing herein shall limit the liability:
(i) of Target for any breach of representation, warranty or covenant if the Merger does not close, (ii) of any Target stockholder in connection with any breach by such stockholder of any provisions in the Written Consent, any representation made by such stockholder in the Note and breach by any holder of Target Options or Target Warrants of the Option Cancellation Agreement or Warrant Cancellation Agreement, respectively, and (iii) of any officer, director or stockholder of the Target or of Target for such person's or entity's fraud or intentional misrepresentation.

                  8.4 Damages Threshold. Notwithstanding the foregoing, the Acquiror may not withhold any principal or interest due under the Notes unless and until a certificate signed by an officer of Acquiror (an "Officer's Certificate") identifying Damages in the aggregate amount in excess of $50,000 has been delivered to the Target Stockholder Representative, in which case Acquiror shall be able to offset and withhold from the principal and interest due under the Notes an amount equal to the difference between the full amount of such Damages and $50,000 provided, however, that the limitations set forth in this section 8.4 shall not apply to claims in respect of fraud or intentional misrepresentation. In determining the amount of any Damages attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Target shall be disregarded. Target's aggregate indemnification liability at any point hereunder shall be limited to twenty percent (20%) of the total Merger Consideration paid (i.e. 20% of the aggregate Cash Consideration paid and 20% of the Note Consideration.) For example, if $800,000 of additional Cash Consideration and $1,700,000 of additional Note Consideration is paid pursuant to the Restructuring Agreement, Target's indemnification liability shall be equal to $4,800,000 (20% of the sum of $18,000,000 in total Cash Consideration paid plus $6,000,000 in Note Consideration) and if an additional $1,000,000 of Additional Consideration is later paid pursuant to the Restructuring Agreement Target's indemnification liability (which may include liability for breaches prior to such increase) shall be increased by $200,000 to a total of $5,000,000.

                  8.5 Indemnification Period and Procedure. Subject to the following requirements, any claims for Damages, except for any claim for Damages in connections with Target's representations, warranties and covenants relating to Taxes, must be made prior to the Indemnification Termination Date (the "Indemnification Period"). During the Indemnification Period, if there are any Damages which may be offset and withheld against the amounts due under the Notes pursuant to this Section 8, the Acquiror shall deliver to the agent designated to receive notices by the Stockholders' Representative pursuant to Section 8.6 below, a certificate signed by any officer of Acquiror (an "Officer's Certificate") stating that Acquiror, Surviving Corporation or any other Indemnified Person has paid or reasonably anticipates that it will have to pay or incur Damages which on a cumulative basis with all prior Damages exceed $50,000, and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was paid or incurred, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. The Stockholder Representative shall have a period of twenty (20) days after receipt of the Officer's Certificate to object in a written statement to the claim made in the Officer's Certificate and such statement shall have been delivered to Acquiror prior to the expiration of such twenty (20) day period. If the Stockholder Representative objects to the claim or claims made in the Officer's Certificate, any disputes shall be resolved as set forth in

Section 8.8 below. If the Stockholder Representative does not object to the claim or claims in the Officer's Certificate or upon resolution of such objection pursuant to Section 8.8 below, the Acquiror shall cancel all the outstanding Notes and issue to the Major Stockholders new promissory notes in the aggregate amount of the total amount of the Notes less any amounts reasonably required by Acquiror to satisfy any Damages . As soon as all claims have been resolved, the Acquiror shall deliver to the Major Stockholders in the form of cash or additional promissory notes any amounts which were withheld to satisfy claims but not used for such purpose. Deliveries of promissory notes to the Major Stockholders of Target pursuant to this Section 8.5 and the Notes shall be made in proportion to their respective original principal amounts under their Notes.

                  8.6 Representative of the Stockholders; Power of Attorney. In the event that the Merger is approved by the requisite stockholders, effective upon such vote, and without further act of any stockholder, a committee (the "Committee") of the current directors of Target shall be appointed as agents and attorneys-in-fact (collectively, the "Stockholders' Representative") for each stockholder of Target (except such stockholders, if any, as shall have perfected their appraisal rights under Delaware Law), for and on behalf of stockholders of Target, to (i) appoint an agent to give and receive notices and communications on behalf of the Target stockholders, (ii) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to claims for indemnification hereunder, and
(iii) to take all actions necessary or appropriate in the judgment of Stockholders' Representative for the accomplishment of the foregoing. All notices and communications to the Stockholders Representative pursuant to this Agreement shall be given to the designated agent of the Stockholders Representative only. The Stockholders' Representative shall act by vote or written action or consent of a majority of the members of the Committee. The operations of the Committee shall be funded pursuant to Section 1.6(a)(i)(1) of this Agreement.

                  8.7 Adjustment to Holdback. In the event that Acquiror pays out any amounts to holders of Dissenting Shares with respect to such shares which are greater than the amounts otherwise allocable to such holders under the terms of this Agreement, the Acquiror shall be entitled to offset and withhold from the Notes an amount allocable to such Dissenting Shares. The Stockholders Representative shall be entitled to participate in and shall have the right to approve (such approval not be unreasonably withheld) any settlement with such persons. Any conflicts regarding payments to holders of Dissenting Shares shall be resolved as set forth in Section 8.8 below.

                  8.8 Resolution of Conflicts; Arbitration. In case the Stockholders' Representative shall so object in writing to any claim or claims made in any Officer's Certificate, Stockholders' Representative and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims within 30 days after Acquiror's receipt of Stockholders' Representative's written objection to the claim pursuant to
Section 8.5 (the "Negotiation Period"). If no such agreement has been reached by the end of the Negotiation Period, either Acquiror or Stockholders' Representative may demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained by settlement or a non-appealable decision of a court of competent jurisdiction or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by a single arbitrator, selected by mutual agreement of the parties or otherwise in accordance with the then prevailing rules of the American Arbitration Association as adopted by the State of Delaware. The arbitration shall be conducted in county of Wilmington, Delaware. The written decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. The arbitrator shall award reimbursement to the prevailing party in the arbitration of its reasonable expenses of the arbitration (including costs and reasonable attorneys' fees). The award of the arbitrator shall be the sole and exclusive monetary remedy of the parties and shall be enforceable in any court of competent jurisdiction. Notwithstanding the foregoing, any party shall be entitled to seek injunctive relief or other equitable remedies from any court of competent jurisdiction.

                                  SECTION NINE

         9.       General Provisions.
                  ------------------

                  9.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice,

                           (a)      if to Acquiror or Merger Sub, to:

                                    IPWireless, Inc.
                                    1250 Bay Hill Drive
                                    San Bruno, CA 94066
                                    Attention:  Peter A. Howley, President
                                    Facsimile No.:  (650) 794-2668
                                    Telephone No.:  (650) 794-2619

                                    with a copy to:

                                    Venture Law Group
                                    2775 Sand Hill Road
                                    Menlo Park, CA 94025
                                    Attention:  John Bautista
                                    Facsimile No.:  (650) 233-8386
                                    Telephone No.:  (650) 854-4488

                           (b)      if to Target, to:


                                    ----------------------------
                                    141 South Ave. Office# 4
                                    Fanwood, NJ 07023

                                    Attention:  President
                                    Facsimile No.:  (____) ____-_____
                                    Telephone No.:  (____) ____-_____

                                    with a copy to:

                                    McCarter & English
                                    4 Gateway Center
                                    100 Mulberry Street
                                    Newark, NJ  07101
                                    Attention:  David F. Broderick
                                    Facsimile No.:  (973) 624-7070
                                    Telephone No.:  (973) 622-4444

                  9.2 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 12, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule, the Acquiror Disclosure Schedule and the Restructuring Agreement (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Section 1.6; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                  9.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  9.6 Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties acknowledge and agree that the rights reserved to each of them hereunder are of a special, unique, unusual and extraordinary character, which gives them a particular value, the loss of which cannot be adequately or reasonably compensated for in damages in an action at law, and the breach by either of the parties of any of the provisions hereof, including without limitation failure to take actions required to effectuate the Closing, will cause the other parties irreparable injury and damage. In such event, the non-defaulting party shall be entitled, as a matter of right without the posting of any bond, to require of the defaulting party specific performance of all of the acts, services and undertakings required hereunder including the reasonable obtaining of all requisite authorizations to execute or perform this Agreement and to obtain injunctive and other equitable relief in any competent court to prevent the violation of any of the provisions hereof. Neither this provision nor any exercise by any party of rights to equitable relief or specific performance herein granted shall constitute a waiver of any other rights which it may have to money damages or otherwise.

                  9.7 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts located in Delaware.

                  9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  9.9 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding upon the parties and their respective successors and assigns.

         Target, Acquiror and Merger Sub have executed this Agreement as of the date first written above.

                                        TARGET

                                        MAGNAVISION CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------
                                                          (Print)
                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------



                                        ACQUIROR

                                        IPWIRELESS, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------
                                                          (Print)
                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------



                                        MERGER SUB:

                                        BLUE ACQUISITION CORP.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------
                                                          (Print)
                                        Title:
                                              ----------------------------------

                                        Address:
                                                --------------------------------


              SIGNATURE PAGE TO IPWIRELESS MAGNAVISION CORPORATION
                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBITS
                                    --------


         Exhibit A  -  Certificate of Merger

         Exhibit B  -  Restructuring Agreement

         Exhibit C  -  Consideration Allocation Spreadsheet

         Exhibit D  -  Secured Subordinated Promissory Note and Pledge Agreement

         Exhibit E  -  Option Cancellation Agreement

         Exhibit F  -  Warrant Cancellation Agreement

         Exhibit G  -  Due Diligence Request List

         Exhibit H  -  Written Consent

         Exhibit I  -  Legal Opinion from Target's Counsel